Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(2)
(Form Type)

Diamondback Energy, Inc.
Diamondback E&P LLC(1)
(Exact Name of Registrant as Specified in its Charter)

Table 1:  Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate (per million)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	5.200% Senior Notes due 2027	Rule 457(r)	$850,000,000	99.956%	$849,626,000	$147.60	$125,404.80
	Other	Guarantee of 5.200% Senior Notes due 2027	Rule 457(n)	---	---	---	---	---
	Debt	5.150% Senior Notes due 2030	Rule 457(r)	$850,000,000	99.830%	$848,555,000	$147.60	$125,246.72
	Other	Guarantee of 5.150% Senior Notes due 2030	Rule 457(n)	---	---	---	---	---
	Debt	5.400% Senior Notes due 2034	Rule 457(r)	$1,300,000,000	99.679%	$1,295,827,000	$147.60	$191,264.07
	Other	Guarantee of 5.400% Senior Notes due 2034	Rule 457(n)	---	---	---	---	---
	Debt	5.750% Senior Notes due 2054	Rule 457(r)	$1,500,000,000	99.957%	$1,499,355,000	$147.60	$221,304.80
	Other	Guarantee of 5.750% Senior Notes due 2054	Rule 457(n)	---	---	---	---	---
	Debt	5.900% Senior Notes due 2064	Rule 457(r)	$1,000,000,000	99.954%	$999,540,000	$147.60	$147,532.11
	Other	Guarantee of 5.900% Senior Notes due 2064	Rule 457(n)	---	---	---	---	---
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A	N/A	N/A

Total Offering Amounts						$5,492,903,000		$810,752.50
Total Fees Previously Paid						---		---
Total Fee Offsets						---		---
Net Fee Due						$5,492,903,000		$810,752.50

(1)
Diamondback E&P LLC is the guarantor co-registrant of 5.200% Senior Notes due 2027, 5.150% Senior Notes due 2030, 5.400% Senior Notes due 2034, 5.750% Senior Notes due 2054 and 5.900% Senior Notes due 2064, issued by Diamondback Energy, Inc., the registrant.